UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2013

HOLOGIC, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2013, the Company, certain domestic subsidiaries (the “Guarantors”), Goldman Sachs Bank USA, as administrative and collateral agent (“Goldman Sachs”), and the lenders party thereto entered into Refinancing Amendment No. 1 (the “Credit Agreement Amendment”) to the Company’s Credit and Guaranty Agreement (the “Credit Agreement”), dated as of August 1, 2012 by and among the Company, the Guarantors, Goldman Sachs, and the lenders party thereto.

The Credit Agreement Amendment (i) refinances the Company’s existing senior secured tranche A term loan facility with a maturity date of August 1, 2017 (“Term Loan A”), with a new senior secured tranche A term loan facility with the same principal amount, maturity date and amortization schedule but with an applicable margin 1.00% less than the refinanced Term Loan A (at each margin level) (“New Term Loan A”), (ii) refinances the Company’s existing $300.0 million senior secured revolving credit facility with a maturity date of August 1, 2017 (the “Revolving Facility”) with a new senior secured revolving credit facility with the same principal amount and maturity date, but with an applicable margin 1.00% less than the refinanced Revolving Facility (at each margin level) (the “New Revolving Facility”), and (iii) amends certain covenants and terms of the Credit Agreement. As of March 20, 2013, the principal amount outstanding of the Term Loan A was $975.0 million, and the Company had no borrowings under the Revolving Facility.

Effective as of the date of the Credit Agreement Amendment, amounts outstanding under the New Term Loan A and the New Revolving Facility will initially bear interest, at the Company’s option: (i) at the Base Rate plus 1.00% per annum, or (ii) at the Adjusted Eurodollar Rate (i.e., the Libor rate) plus 2.00% per annum. The applicable margin with respect to the New Term Loan A and the New Revolving Facility are subject to specified changes depending on the total net leverage ratio, as defined in the Credit Agreement.

The above description of the Credit Agreement Amendment does not purport to be complete and it is qualified in its entirety by reference to the Credit Agreement Amendment itself, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Refinancing Amendment No. 1 dated March 20, 2013 by and among Hologic, Inc., the guarantors party thereto, Goldman Sachs Bank USA, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2013	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir
Executive Vice President, Finance and Administration, and Chief Financial Officer